Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

VERNON A. MERCIER et al.,	)
)
Plaintiffs,	)
)
v.	)	Civil Action No. 2226-VCS
)
INTER-TEL (DELAWARE),	)
INCORPORATED et al.,	)
)
Defendants.	)

MOTION FOR PRELIMINARY INJUNCTION

Pursuant to Court of Chancery Rule 65 and for the reasons to be more fully explained in plaintiffs’ briefs in support hereof, plaintiffs hereby move the Court for an Order, in the form attached hereto, preliminarily enjoining defendants, their officers, agents, servants, employees and attorneys, and those acting in concert with them, from consummating the proposed merger of Inter-Tel (Delaware), Incorporated with Mitel Networks Corporation and Arsenal Acquisition Corporation.

PRICKETT, JONES & ELLIOTT, P.A,

	By:	/s/ Paul A. Fioravanti, Jr.
Michael Hanrahan (Bar I.D. #941)
OF COUNSEL:		Paul A. Fioravanti, Jr. (Bar I.D. #3808)
Laina M. Herbert (Bar I.D. #4717)
SCHIFFRIN, BARROWAY, TOPAZ & KESSLER, LLP		1310 N. King Street
Marc A. Topaz		P.O. Box 1328
Lee D. Rudy		Wilmington, DE 19899-1328
280 King of Prussia Road		(302) 888-6500
Radnor, PA 19087		Class Counsel
(610) 667-7706
Class Counsel

Dated: July 19, 2007